Exhibit 14

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, NIS 1.00 par value per share, of Tower Semiconductor Ltd., and further agree that this agreement (“this Joint Filing Agreement”) be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

for	BANK LEUMI LE-ISRAEL B.M.

By:	/s/ Menachem Schwartz	/s/ Jennifer Janes
Title:	Chief Accounting Officer	Group Secretary

Date:	October 4, 2006	October 4, 2006

for	BANK HAPOALIM B.M.

By:	/s/ Meiri Alterman	/s/ Eyal Issaharov
Title:	Customer Relationship Manager	Deputy Department Manager

Date:	October 5, 2006	October 5, 2006

for	TARSHISH HAHZAKOT VE
HASHKAOT HAPOALIM LTD.

By:	/s/ Ofer Levy	/s/ Zali Guter
Title:	Comptroller	Department Manager

Date:	October 5, 2006	October 5, 2006